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                                                                   EXHIBIT 11.1

AURORA ENVIRONMENTAL INC. AND SUBSIDIARY

COMPUTATION OF EARNINGS PER SHARE
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                                                      YEARS ENDED FEBRUARY 28,
                                               -----------------------------------
                                                  1993        1994         1995
Primary earnings per share:
Weighted average number of shares
 of common stock outstanding                    5,549,771   5,669,771   5,944,104
Additional shares assuming exercise
 of dilutive stock options and
 stock warrants                                   129,567     791,531     917,502
                                               ----------  ----------  ----------
Total average common and common
 equivalent shares outstanding                  5,679,338   6,461,302   6,861,606
                                               ----------  ----------  ----------
                                               ----------  ----------  ----------
Net income                                     $  180,830  $1,099,672  $1,830,086
                                               ----------  ----------  ----------
                                               ----------  ----------  ----------
Earnings per common share and
 dilutive common equivalent
 share                                         $     0.03  $     0.17  $     0.27
                                               ----------  ----------  ----------
                                               ----------  ----------  ----------

Fully diluted earnings per share:
Weighted average number of shares
 of common stock outstanding                    5,549,771   5,669,771   5,944,104
Additional shares assuming exercise
 of dilutive stock options and
 stock warrants                                   254,355     846,533     972,712
                                               ----------  ----------  ----------
Total average common and common
 equivalent shares outstanding                  5,804,126   6,516,304   6,916,816
                                               ----------  ----------  ----------
                                               ----------  ----------  ----------
Net income                                     $  180,830  $1,099,672  $1,830,086
                                               ----------  ----------  ----------
                                               ----------  ----------  ----------
Earnings per common share and
 dilutive common equivalent
 share                                         $     0.03  $     0.17  $     0.26
                                               ----------  ----------  ----------
                                               ----------  ----------  ----------
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